EXPLANATORY NOTE

This Amendment to Form 1-A/A is being filed by Aptera Motors Corp solely for the purpose of amending Part I and Exhibit 4.1. Accordingly, this Amendment consists only of Part I, this Explanatory Note, Part III, the signature page, and the amended exhibit.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

		Incorporation by Reference
Exhibit Number		Form	File Number	Filing Date	Exhibit Number	Filed Herewith
1.1	Broker Dealer Agreement	1-A	024-12455	June 20, 2024	1.1
2.1	Restated Certificate of Incorporation	1-U	24R-00472	August 31, 2022	8.1
2.2	Bylaws	1-A/A	024-11479	April 30, 2021	2.2
3.1	Form of Convertible Promissory Note	1-A/A	024-12455	October 21, 2024	3.1
4.1	Form of Subscription Agreement Aptera					X
5.1	Form of Voting Agreement	1-A POS	024-11479	August 10, 2023	5.1
6.1	2021 Stock Option and Incentive Plan	1-K	24R-00472	May 2, 2022	6.1
6.2	Andromeda Interfaces Inc. Agreement and Plan of Merger and Settlement Agreement(*)	1-K	24R-00472	April 28, 2023	6.2
6.3	Chery Supply Agreement as amended	1-K	24R-00472	April 28, 2023	6.3
6.4	Option Agreement with Chris Anthony	1-K	24R-00472	May 2, 2022	6.4
6.5	Option Agreement with Steve Fambro	1-K	24R-00472	May 2, 2022	6.6
6.6	Single Tenant Lease – Net between the Company and EV 2340, LLC	1-A POS	024-11479	July 13, 2022	6.7
6.7	Lease between the Company and H.G. Fenton Property Company	1-A POS	024-11479	July 13, 2022	6.8
11.1	Consent of Independent Registered Public Accounting Firm	1-A/A	024-12455	October 21, 2024	11.1
12.1	Validity Opinion of CrowdCheckLaw LLP	1-A/A	024-12455	October 21, 2024	12.1

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 12, 2024.

APTERA MOTORS CORP.

/s/ Chris Anthony
By:	Chris Anthony
Title:	CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Chris Anthony
Chris Anthony, Co-Chief Executive
Officer, Principal Accounting Officer,
Principal Financial Officer and Director

Date: November 12, 2024

/s/ Steve Fambro
Steve Fambro, Co-Chief Executive
Officer and Director

Date: November 12, 2024

III-2